TONAQUINT, INC.
303 E. Wacker Drive, Suite 1200
Chicago, IL 60601

August 7, 2013

Silver Dragon Resources Inc.
200 Davenport Road
Toronto, Ontario
Canada, M5J 1R2
Attn: Marc M. Hazout

Re: Second Extension of Payoff Letter

Ladies and Gentlemen:

Reference is made to the letter agreement dated December 19, 2012 (the "Payoff Letter") regarding the payoff of certain notes and other agreements between Silver Dragon Resources Inc., a Delaware corporation ("Silver Dragon") and Tonaquint, Inc., a Utah corporation ("Tonaquint"). Reference is also made to a letter dated April 11, 2013 (the "First Extension Letter"), wherein Tonaquint and Silver Dragon agreed to replace all references to March 31, 2013 in the Payoff Letter with June 30, 2013.

Tonaquint and Silver Dragon hereby agree to replace all references to March 31, 2013 in the Payoff Letter with September 30, 2013. This letter replaces and supersedes the First Extension Letter. In consideration for this extension to the payoff date, Silver Dragon agrees to increase the outstanding balance of certain notes and other obligations it owes to Tonaquint by thirty thousand dollars ($30,000), as of the date of this letter. All other terms and conditions of the Payoff Letter remain in full force and effect.

This letter and the acknowledgment hereto may be executed in any number of counterparts, each of which when executed and delivered by facsimile transmission or other electronic transmission (e.g. a "pdf" or "tif") or otherwise shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[The next page is the signature page.]

TONAQUINT, INC.
303 E. Wacker Drive, Suite 1200
Chicago, IL 60601

Very truly yours,

TONAQUINT, INC.

By: ______________________
Name: John M Fife
Title: President

AGREED TO AND ACKNOWLEDGED:

SILVER DRAGON RESOURCES INC.

By: ______________________
Name: MARC HATOUT
Title: PRESIDENT & CEO